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                                                                    EXHIBIT 10.3

                               REAL ESTATE LEASE

      This Lease made and entered into this 29th day of November, 1994, by and among R & R Properties, a Wisconsin partnership, and Randolph L. Marten (hereinafter jointly and severally referred to as "LESSOR") and Marten Transport, Ltd., a Delaware corporation (hereinafter referred to as "LESSEE").

      1. PREMISES. The Lessor, for and in consideration of the covenants herein contained, does hereby lease to Lessee Lessor's land and building located in the City of Ontario, San Bernardino County, California, for the purposes of general offices and freight terminals, which property is legally described as set forth on the attached Exhibit 1.

      2. TERM. This Lease shall be for a period of five years (60 months) commencing on January 1, 1995, and terminating on December 31, 1999. Lessee shall have the option, exercisable by written notice to Lessor given at least ninety (90) days prior to the end of the initial term of this Lease, to renew this Lease for an additional term of five years (60 months), commencing immediately after the end of the initial term of this Lease and terminating on December 31, 2004, upon the same terms and conditions set forth in this Lease.

      3. RENT. Base rent for the leased premises shall consist of monthly payments of $10,514.78. All monthly payments shall be made in advance on the first day of each and every month during the term of this Lease. It is mutually understood by the parties that this rental represents an absolute net rental to be received by the Lessor. In addition, the Lessee shall pay, as additional rent for the leased premises, property taxes, special assessments, insurance, utilities, nonstructural repairs and maintenance applicable to the leased premises as hereinafter set forth.

      4. LESSEE COVENANTS. Lessee covenants and agrees, during the term of this Lease and for such further time as Lessee shall hold the leased premises or any part thereof, that Lessee shall:

            A. Pay the rent and any other monies due on the days and in the manner herein provided.

            B. Not allow the interest of the Lessor in the leased premises to become subject to any liens, charges or encumbrances whatsoever and to indemnify and to keep indemnified the Lessor against all such liens, charges and encumbrances placed thereon by acts of the Lessee.

            C. Not use the leased premises in any manner contrary to, and to comply with, any and all governmental regulations, rules, laws or ordinances now or hereinafter in force.

            D. Surrender, yield and to give up the leased premises in a clean and reasonable condition, ordinary wear and tear and damage by fire or other casualty reimbursed by insurance to Lessor

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excepted, upon the termination of the Lease, either by lapse of time or otherwise.

            E. Obtain, manage and keep in force for the benefit of the Lessee and Lessor general public liability insurance against claims for personal injury, death or property damage occurring on or about the leased premises or areas adjacent thereto in such amounts as reasonably established from time to time by Lessor consistent with levels of insurance maintained in prior periods. Such insurance shall be carried at Lessee's own expense naming Lessor as an additional insured and Lessee shall furnish to Lessor proof of such coverage and provide for non-cancellation without at least thirty (30) days prior written notice to Lessor and Lessee.

            F. Obtain, maintain and keep in force for the benefit and in the name of the Lessor fire extended coverage, vandalism, malicious mischief and other casualty insurance to the extent of the fair market value of Lessor's buildings and improvements situated on the leased premises, and as to the Lessee, as desired by Lessee on its inventory, equipment, machinery and leasehold improvements and other items owned by Lessee. All such insurance shall be at Lessee's expense and Lessee shall furnish to Lessor proof of such coverage and provide for non-cancellation without at least thirty (30) days prior written notice to Lessor and Lessee.

            G. Maintain, repair or replace, and keep at its own expense, in good condition, all of the leased premises occupied by Lessee, excluding, however, repairs of structural damage not caused by acts or omissions of Lessee, agents or invitees and excluding damages and losses covered by insurance required under paragraph F above and paid to Lessor.

            H. Be responsible for furnishing and paying for all utilities and services desired by Lessee including electrical, water, phone, etc.

            I. Pay all property taxes and assessments when due on the leased premises including any and all property taxes and assessments upon the property of the Lessee used in the operation of the business of the Lessee conducted on the leased premises or in connection with the Lessees' business conducted on the leased premises.

      5. LESSOR COVENANTS. Lessor covenants and agrees, during the term of this Lease, and for such further time as Lessee shall hold the leased premises or any part thereof and is not in default under this Lease, that upon Lessee's paying the rent and observing and performing all of the terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peacefully and quietly have, hold, occupy and enjoy the leased premises, however, the Lessor or its or his agents may examine the leased premises at any reasonable time upon reasonable notice.

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      6.    ALTERATIONS AND TRADE FIXTURES.  Lessee may make normal
alterations without consent of Lessor and at the expense of Lessee. Major alterations of the leased premises may not be made by Lessee without prior written consent of Lessor. Upon the termination of this Lease, or the vacating of the leased premises, any items that become part of the real estate shall be left on the leased premises by the Lessee without expense or charge to Lessor and become the property of Lessor.

            Trade fixtures and equipment owned by or installed at the cost of Lessee shall remain personal property and shall not be deemed to become part of the leased premises. Lessee shall have the right to remove such trade fixtures and equipment subject to the obligation of Lessee to repair any damage to the leased premises caused by such removal by Lessee. Failure to remove trade fixtures at the expiration of this Lease shall constitute automatic extension of this Lease or, at the option of Lessor, said fixtures may be removed by Lessor without liability for such removal and a lien shall vest in favor of Lessor on such fixtures for the cost of such removal and any storage of such fixtures.

      7. LESSOR'S RIGHTS OF RE-ENTRY. If Lessee shall fail to pay any rent or monies required promptly on the day when the same shall become due and payable hereunder (subject, however, to a grace period of five (5) days, said grace period not to be construed as an automatic right to extend said payment five (5) days beyond the date in which rent payments are due and consistent failure to pay on the date in which said rent payments are due shall constitute automatic breach of this Lease), Lessor may terminate this Lease by giving thirty (30) days written notice to Lessee of such election; or if Lessee shall fail to promptly keep and perform any other affirmative covenant of this Lease strictly in accordance with the terms of this Lease, and shall continue in default for a period of thirty (30) days after written notice to Lessee thereof by Lessor, then, and in that event, and as often as any such event shall occur, and also if Lessee shall abandon, desert, vacate or remove from the leased premises, or shall file a petition of bankruptcy or be adjudged bankrupt after the filing of an involuntary petition of bankruptcy, or make an assignment for the benefit of creditors or receive the benefit of any insolvency or bankruptcy act, or enter into an agreement or arrangement of cooperation with its creditors, then, and in that event as well, Lessor may, at its election, terminate this Lease at any time hereafter, upon giving to Lessee thirty (30) days notice in writing of this election, and at the expiration of such thirty
(30) day period, all of Lessee's rights and interests in said Lease shall cease; anything to the contrary of this Lease notwithstanding.

      Lessee further covenants and agrees to pay and discharge all reasonable costs and charges, including attorney's fees and expenses, with interest at the maximum lawful rate of interest authorized by law of the State of Wisconsin, that shall be made and incurred by said Lessor in enforcing the covenants and agreements of this Lease or otherwise reasonably incurred or made in

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connection with this Lease by Lessor.  All of the remedies of the Lessor are cumulative and the selection of any one remedy shall not be deemed a waiver of any other. Lessee expressly waives any and all rights of redemption granted by or under any present or future law in the event of Lessee being evicted or dispossessed or in the event of Lessor obtaining possession of the leased premises by reason of the default or failure to perform by Lessee of any of the covenants, conditions and agreements of this Lease or otherwise.

      8.    WAIVER OF LIABILITY, HOLD HARMLESS AND INDEMNITY AGREEMENT.
Lessor shall not be responsible for damage or loss to the leased premises or property or business of Lessee, and Lessee shall not have a cause of action nor a right of action to collect for the same, except for any such damage or loss as is caused by the willful, deliberate, reckless or negligent conduct of Lessor. Lessee does hereby waive any and all right of recovery against Lessor, Lessor's employees and agents for loss occurring to the leased premises, Lessee's property or business, except for any such damage or loss as is caused by the willful, deliberate, reckless or negligent conduct of Lessor. Lessee covenants and agrees that it will indemnify and save Lessor free and harmless from any and all claims for injury and damages to persons or property arising from Lessee's use, misuse or occupancy of the leased premises or arising from any breach by Lessee of any covenant or obligation made and to be performed by it under the terms hereof.

      Each party further agrees that it forfeits any rights of action that it may later acquire against the other party to this agreement for loss or damage to said property or to any property in which either party may have an interest where the loss is caused by fire or other insurable hazard and arises out of or is connected with the ownership or leasing of any premises subject to this Lease or leased in the future. Each party shall advise its insurance carrier of this waiver.

      9.    DESTRUCTION AND CONDEMNATION.

            A. In the event the leased premises are rendered untenable by fire or other casualty in such a way that the premises are rendered substantially unsuitable to Lessee for the carrying on of its business and, further, if said Lessor is unable to substantially restore the premises within 90 days following any such casualty, then either party shall have the option of terminating this Lease by written notice to the other. If the premises are only partially rendered untenable, then Lessor shall undertake to promptly repair the same and the rent for the period of repairs shall be abated pro rata, based upon the portion of the premises which are serviceable and occupied. In the event the repairs are undertaken, they shall be completed within a reasonable time.

            B. In the event of condemnation, each party may seek, at their own expense, such awards and rights they deem appropriate subject to the following:

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                  1.    Partial condemnation:  In the event there is sufficient
land and improvements after such condemnation to continue the business of Lessee, the proceeds of any such award shall be first applied to restore/modify the property to the extent necessary to continue the conduct of the business. The rent under this Lease shall be appropriately adjusted to reflect the reduction of leasehold interest lost by Lessee. In the event Lessor and Lessee cannot agree on such reduction, it shall be determined by binding arbitration; said arbitrator to be appointed by any Judge of a court of competent jurisdiction for the County of San Bernardino, California, upon application by either party.

                  2. Total condemnation: In the event of total loss by condemnation, this Lease shall terminate.

      10. LESSOR'S RIGHTS TO MAKE CERTAIN PAYMENTS. In the event that the Lessee fails to promptly pay when due any costs such as taxes or insurance, or other charges on said premises, and to keep the property in reasonably repair and pay all of the costs and expenses thereof promptly when due, and keep free from any and all liens or accounts thereof, then the Lessor may, at its option, pay such costs, after giving Lessee thirty days notice of demand for payment in writing. After the giving of said notice, and in default of the Lessee's paying as required, the Lessor may make any such payments and charge to Lessee for such sums so paid in advance, together with interest thereon at the prime rate charge by First National Bank of Minneapolis, Minnesota.

      11. OPTION TO PURCHASE. Provided this Lease has not been cancelled or terminated or expired by its terms, Lessee shall have the option to purchase the leased premises, exercisable by written notice to Lessor during the following periods:

            A. At any time within six (6) months after Lessee has received demand for payment from First Bank National Association or its successors or assigns under that certain Limited Guaranty dated November 21, 1994 executed and delivered by Lessee in favor of First Bank National Association to guarantee payment of a promissory note of Lessor payable to First Bank National Association in the original principal amount of $1,000,000 (the "Guaranty"); or

            B. At any time during the last six (6) months of the initial term of this Lease or during the last six (6) months of the optional 5-year renewal term of this Lease.

      The purchase price for the leased premises payable pursuant to exercise of such option shall be equal to the fair market value of the leased premises as determined by an independent appraisal conducted by an appraiser reasonably acceptable to Lessor and Lessee, provided that, notwithstanding the foregoing, the purchase price shall in no event be less than $500,000 nor more than $1,500,000. If the appraisal is less than $500,000, then the purchase price shall be $500,000, and if the appraisal is greater

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than $1,500,000, then the purchase price shall be $1,500,000.  If Lessor and
Lessee are unable to agree upon an appraiser within thirty (30) days after Lessee's notice of exercise of the option, then either party, upon ten (10) days' prior written notice to the other party, may apply to the Circuit Court of Buffalo County, Wisconsin, for such court to select and appoint the appraiser. Each party shall bear one half of the cost of appointing the appraiser and of the appraiser's fee.

      Lessee shall pay to Lessor the purchase price in cash or good federal funds on the date of closing of the purchase, which shall take place at a mutually agreeable time and place within sixty (60) days after Lessee's notice of exercise of the option. Notwithstanding the foregoing, Lessee shall receive a credit against the purchase price for any amount paid by Lessee pursuant to the Guaranty. Lessor agrees to indemnify and reimburse Lessee for any amount that Lessee is required to pay pursuant to the Guaranty for which Lessee does not receive a credit against the purchase price upon exercise of the option, whether or not the option is exercised. Taxes, special assessments and other expenses of the leased premises shall be pro rated as of the date of closing.

      Any purchase by the Lessee pursuant to this Section 11 shall be subject to the following:

      a. Lessor shall provide Lessee with a commitment for an ALTA Form B Extended Coverage Owners Policy written by a title insurer acceptable to Lessee agreeing to issue the owners policy to Lessee upon payment of premium ("Title Commitment"). The commitment shall be accompanied by copies of all title exceptions. The Lessee shall have a period of thirty (30) days after receipt of the Title Commitment to determine if title is marketable. If title is not marketable, Lessee will notify Lessor of its objections to title and Lessor shall have a period of ninety (90) days thereafter to render title marketable.

      b. Lessee shall accept and Lessor shall deliver marketable title, subject however to any encumbrances or exceptions to title which the Lessee has placed against the leased premises during the lease term, including taxes and assessments then and thereafter due against the parcel. Lessee reserves the right to cure any other defect in Lessor's title and credit the reasonable cost of the same against the purchase price for the leased premises.

      c. Conveyance shall be by Lessor's warranty deed, bill of sale and other conveyance documents reasonably required by Lessee accompanied by the ALTA Owner's Policy issued in the name of Lessee, as insured, in the amount of the purchase price ("Title Policy").

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       d.   Lessor shall pay Lessor's attorneys' fees, the cost of preparing the warranty deed and other conveyance documents, the cost of the Title Commitment, one-half of any reasonable and customary closing fee or charges imposed by the closing agent, if any, any transfer fees, registry stamps or deed taxes or the like imposed on the conveyance and necessary to record the warranty deed, bill of sale and other conveyance documents and any and all special assessments levied or pending against the leased premises. Lessee shall pay Lessee's attorneys' fees, all recording fees for the warranty deed, bill of sale and other conveyance documents, the cost of the Title Policy including any title premium and one-half of any reasonable and customary closing fee or charge imposed by the closing agent, if any. Real estate taxes shall be prorated as of the date of closing.

      e. Closing of the purchase of the leased premises shall, at Lessee's option, be through a deed and money escrow agreement with a nationally recognized title insurance company in substantially the form then currently in use by such title insurance company with provisions to make the same consistent with the foregoing requirements.

      f. Notice of election to purchase shall not terminate Lessee's obligation to continue to make rental payments and rents shall continue to be paid to the date of acquisition of title, any law to the contrary notwithstanding.

      12. NOTICE. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by certified mail and shall be addressed to the parties at the addresses as noted under their signatures to this Lease or to such other address as may be, from time to time, designated to the parties by written notice.

      13. SUBLET OR ASSIGN. Lessee under this Lease shall have no right to sublet or assign, expressed or implied, without written consent of Lessor, which shall not be unreasonably withheld.

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      This agreement shall inure to the benefit of and be binding upon the parties hereto, their personal representatives, successors and assigns.

      IN WITNESS WHEREOF, the parties have hereunto caused this Lease to be duly executed the day and year first above noted.

MARTEN TRANSPORT, LTD.                    R & R PROPERTIES
LESSEE:                                   LESSOR:


By: \s\ Darrell D. Rubel                  By \s\ Randolph L. Marten
   -------------------------------          ------------------------------
Address:    129 Marten                    Address:    Route 3
            Mondovi, WI  54755                        Mondovi, WI  54755

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                                                                     EXHIBIT 1

                                     LEASE

                   R & R PROPERTIES - MARTEN TRANSPORT, LTD.


      Description of real estate:

      Parcel 1 of Parcel Map No. 7917, in the City of Ontario, County of San Bernardino, State of California, as per plat thereof recorded in Book 81 of Parcel Maps, Pages 56 and 57, records of said County.

Subject to all covenants, conditions, restrictions, reservations, rights, right of way and easements of record.

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